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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               Amendment No. 1 To


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        SUPERSHUTTLE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       33-0114512
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

4610 S. 35th Street, Phoenix, Arizona                      85040
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(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered


            None                                               None



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]



     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities Act registration statement file number to which this form relates:
333-55917

Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock, $0.01 par value

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


          The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock" set forth in its preliminary prospectus dated July 17, 1998 included in Amendment No. 2 to its Registration Statement on Form S-1 (Registration No. 333-55917), filed with the Securities and Exchange Commission (the "Commission") on July 17, 1998, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereinafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), and, in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.


ITEM 2.  EXHIBITS

Exhibit                                                Method of
  No.              Description                          Filing
-------            -----------                         ---------
  1     Amended and Restated Certificate      Incorporated by reference to
        of Incorporation of the Registrant    Exhibit 3.1 to the Registrant's
                                              Registration Statement on Form S-1
                                              (File No. 333-55917) filed June 3,
                                              1998 (the "Form S-1")

  2     Amended and Restated Bylaws of the    Incorporated by reference to
        Registrant                            Exhibit 3.2 to the Form S-1

  3     Form of Common Stock Certificate of   Incorporated by reference to
        the Registrant                        Exhibit 4.1 to the Form S-1

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   SUPERSHUTTLE INTERNATIONAL, INC.



Dated: August 6, 1998              By /s/ R. Brian Wier
                                      -----------------------------------------
                                          R. Brian Wier
                                          President and Chief Executive Officer



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